                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No 333-00000) and related Prospectus of AvalonBay Communities, Inc. for the registration of $750,000,000 of its debt securities, preferred stock and common stock and to the incorporation by reference therein of our report dated January 21, 2003, with respect to the consolidated financial statements and schedule of AvalonBay Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

McLean, Virginia
March 11, 2003